UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 26, 2022

CANDEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40629	52-2214851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Candel Therapeutics, Inc.

117 Kendrick St Suite 450

Needham, Massachusetts 02494

(Address of principal executive offices, including zip code)

(617) 916-5445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Shaan Gandhi, Udi Meirav, and Alan E. Smith resigned as members of the Board of Directors (the “Board”) of Candel Therapeutics, Inc. (the “Company”) effective August 8, 2022. Dr. Gandhi’s, Dr. Meirav’s and Dr. Smith’s resignations did not result from any disagreements with the Company on any matter relating to its operations, policies, or practices.

The Board unanimously appointed Renee Gaeta, Dr. Gary Nabel and Joseph Papa, effective August 8, 2022, to fill the newly created vacancies on the Board resulting from the resignations of Dr. Gandhi, Dr. Meirav and Dr. Smith. Upon their appointments, Ms. Gaeta, Dr. Nabel and Mr. Papa will become members of the slate of Class I directors with terms expiring at the 2022 Annual Meeting of Stockholders of the Company. The Board has determined that Ms. Gaeta, Dr. Nabel and Mr. Papa each qualify as independent directors and are qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. For their service on the Board, Ms. Gaeta, Dr. Nabel and Mr. Papa will receive an option to purchase 28,480 shares of the Company’s common stock, vesting in three equal annual installments, and the same cash compensation as other non-employee directors, as described in the Company’s final prospectus for its initial public offering, dated July 26, 2021. Ms. Gaeta, Dr. Nabel and Mr. Papa have also each entered into the Company’s standard form of indemnification agreement. Ms. Gaeta will serve as a member of the Audit Committee, Dr. Nabel will serve as a member of the Nominating and Corporate Governance Committee and Mr. Papa will serve as chair of the Compensation Committee, in each case effective August 8, 2022.

There are no arrangements or understandings between Ms. Gaeta, Dr. Nabel and Mr. Papa, respectively, and any other persons pursuant to which they were elected as directors of the Company. There are no family relationships between Ms. Gaeta, Dr. Nabel and Mr. Papa, respectively, and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Gaeta, Dr. Nabel and Mr. Papa are each qualified to serve on the Board based on their leadership experience at various biopharmaceutical companies.

A copy of the Company’s press release announcing the appointment of Ms. Gaeta, Dr. Nabel and Mr. Papa is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Candel Therapeutics, Inc. on August 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: August 1, 2022	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer